UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2015 (July 30, 2015)

Commission file number: 001-14330

AVINTIV SPECIALTY MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	57-1003983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina 28269	(704) 697-5100
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2015, AVINTIV Inc., a Delaware corporation and the registrant’s parent company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berry Plastics Group, Inc., a Delaware corporation (“Berry”), and its subsidiary Berry Plastics Acquisition Corporation IX, a Delaware corporation (“Merger Sub”), and, solely in its capacity as Securityholder Representative, Blackstone Capital Partners (Cayman) V L.P., a Cayman Islands exempted limited partnership, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Berry. The Merger Agreement was unanimously approved by the Board of Directors of both the Company and Berry.

Merger Consideration. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Merger Effective Time”), holders of issued and outstanding shares of common stock, par value $0.01 per share, of the Company (“Company Stock”), other than those shares of Company Stock (i) held by the Company, Berry or Merger Sub and (ii) those shares with respect to which appraisal rights are properly demanded and not waived, withdrawn or lost, will receive aggregate cash merger consideration of approximately $2,450,000,000 (the “Merger Consideration”), subject to certain adjustments for working capital and capital expenditures, cash, the amount of the Company’s funded indebtedness, transaction expenses incurred by the Company, the value of the shares of capital stock of Companhia Providência Indústria e Comércio, a Brazilian corporation, which are not owned by the Company and the amount necessary to cancel and terminate the Company options, stock appreciation rights and restricted stock units.

Funded Indebtedness. Simultaneously with the closing of the Merger, Berry expects to repay, or cause to be repaid, on behalf of the Company and its subsidiaries and as part of the aggregate Merger Consideration, all outstanding indebtedness under (1) the Senior Secured Credit Agreement, dated as of December 19, 2013, among AVINTIV Specialty Materials Inc. and other parties thereto (including incremental term loans thereunder); (2) 7.75% Senior Secured Notes due 2019 of AVINTIV Specialty Materials Inc.; (3) 6.875% Senior Notes due 2019 of AVINTIV Specialty Materials Inc. and (4) the Credit Agreement, dated as of January 28, 2011, as amended, among AVINTIV Specialty Materials Inc. and other parties thereto. There is no assurance that the Merger or the repayment of indebtedness described above will be consummated within any particular time period or at all.

Closing Conditions. Consummation of the Merger is subject to certain mutual conditions of the parties, including, without limitation, (i) the absence of any law or order prohibiting the Merger and (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and specified foreign competition laws. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (i) the accuracy of the other party’s representations and warranties (subject to customary materiality and material adverse effect qualifiers) and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers).

Representations, Warranties and Covenants. Each of the Company, Berry and Merger Sub has made customary representations and warranties to each other in the Merger Agreement. The Company has also agreed to various customary covenants and agreements, including, among others, covenants to (i) use commercially reasonable efforts to conduct their business in the ordinary course of business consistent with past practice in all material respects during the period between the execution of the Merger Agreement and the Merger Effective Time and (ii) not engage in certain activities between the execution of the Merger Agreement and Merger Effective Time, subject to certain exceptions.

Termination Rights. The Merger Agreement contains certain termination rights for both the Company and Berry, including, among others, (i) if the Merger is not consummated on or before February 1, 2016, subject to a one month extension in connection with obtaining regulatory approval as set forth in the Merger Agreement, (ii) by mutual written consent of the Company and Berry, or (iii) upon a material uncured breach by the other party that would result in a closing condition not to be satisfied.

The Merger Agreement has been included to provide investors with information regarding its terms. The representations and warranties set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement. In addition, such representations and warranties (i) have been made only for the purpose of the Merger Agreement, (ii) have been qualified by the disclosures made to the other party in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Investors should read the Merger Agreement together with the other information concerning the Company that it publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 8.01	Other Events.

On July 31, 2015, the Company issued a press release regarding the Merger, which is attached hereto as Exhibit 99.1.

FORWARD LOOKING STATEMENTS

Except for historical information contained herein, the matters set forth in this communication are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements speak only as of the date of this communication. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed merger due to the failure to satisfy any conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; the ability to meet existing debt covenants or obtain necessary waivers; achievement of objectives for strategic acquisitions and dispositions; the ability to achieve successful or timely start-up of new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in, compliance with, and liabilities under, environmental laws and regulations, including climate change-related legislation and regulation. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by the registrant with the Securities and Exchange Commission, including the registrant’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 30, 2015, by and among AVINTIV Inc., Berry Plastics Group, Inc., Berry Plastics Acquisition Corporation IX and Blackstone Capital Partners (Cayman) V L.P., as the securityholder representative (the Exhibits and Disclosure Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request).

99.1	Press Release issued by AVINTIV Inc. on July 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2015

AVINTIV SPECIALTY MATERIALS INC.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 30, 2015, by and among AVINTIV Inc., Berry Plastics Group, Inc., Berry Plastics Acquisition Corporation IX and Blackstone Capital Partners (Cayman) V L.P., as the securityholder representative (the Exhibits and Disclosure Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request).

99.1	Press Release issued by AVINTIV Inc. on July 31, 2015.